                                                         Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                            Registration Statement No.333-162195
                                                         Dated December 18, 2009

Deutsche Bank Liquid Commodity Index
Suite of Mean Reversion Indices
December 2009
[GRAPHIC OMITTED]

                                                                   Deutsche Bank
                                                                               1

Mean Reversion Indices

Executive Summary

DBLCI - Mean Reversion (MR) Index

DBLCI - Mean Reversion Enhanced (MRE) Index

DBLCI - Mean Reversion Enhanced 15 (MRE15) Index

DBLCI - Mean Reversion "Plus" (MR+) Index

Appendix

Types of Returns in a Commodity Index
Mean Reversion
Momentum
Optimized Yield
Target Volatility
Comparative Statistics
Market Data Sources
Important Considerations

                                                                               2

Mean Reversion Indices

                                                                               3

Executive Summary

The Evolution of Commodity Markets

o    Commodities are an asset class in their own right and exhibit unique characteristics such as historically low correlation with traditional asset classes and a positive correlation with inflation

o    Deutsche Bank is one of the largest providers of non-benchmark commodity indices with a comprehensive suite of commodity index products aimed at enhancing beta returns and extracting market neutral alpha returns in the commodity space

o    An investment in a commodity index is a simple way for investors to gain exposure to the asset class while insulating them from the mechanics of rolling future contracts and posting collateral

o    As the commodity market has evolved, Deutsche Bank has created new indices that may benefit from the special features of the asset class

                                                                               4

Enhanced Beta
Introduction

- The Deutsche Bank suite of Mean Reversion indices seeks to enhance returns by altering traditional commodity index construction rules related to: Relative value asset allocation (Mean Reversion); Market momentum filter (Momentum); Futures Rolling Methodology (Optimized Yield); Controlled Risk (Target Volatility)

	Mean Reversion	Momentum	Optimized Yield	Target Volatility
DBLCI-MR	✓			
DBLCI-MR “Plus”	✓	✓		
DBLCI-MR Enhanced	✓		✓	
DB MR Enhanced TV 15	✓		✓	✓

Deutsche Bank

5

DBLCI - Mean Reversion (MR) Excess Return
Relative Value Asset Allocation

Key Features

o    Components: Tracks the performance of 6 commodity futures: Aluminum, WTI
     Crude Oil, Heating Oil, Gold, Corn and Wheat

o    Transparency: The DBLCI-MR is a rules-based index with the closing level and weights published daily on Bloomberg (DBLCMMCL) and DBIQ

o    Dynamic Weights: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among six of the most liquid futures contracts in four sectors: Energy, Base Metals, Precious Metals,
     Agriculture

o    Rebalancing: A rebalancing will occur whenever one of the commodities undergoes a "trigger event." A trigger event occurs when the one-year moving average price of the commodity trades +/- 5% than the five-year moving average

o    Roll Frequency and Method: Fixed monthly roll for Energy components, fixed yearly roll for Metals and Agriculture components

                                                                               6

DBLCI - Mean Reversion (MR) Excess Return

Performance Analysis

Index Returns*
[GRAPHIC OMITTED]

Performance Analysis*

January 1999 - November 2009

                                   D B L C I  -  M R  D J U B SS & P -G S C I
Annualized  Returns                            13.2%       5.3%           4.7%
Volatility                                     20.0%      17.8%          25.7%
SharpeRatio                                     0.66       0.30           0.18
MaximumDrawdown                               -62.8%     -57.1%         -71.6%
StartDate                                     Jul-08     Jul-08         Jul-08
EndDate                                           NA         NA             NA
Max Monthly Consecutive Loss                  -59.0%     -54.5%         -67.8%
StartDate                                     Jul-08     Jul-08         Jul-08
EndDate                                       Feb-09     Feb-09         Feb-09
Max/Min Returns
Rolling 12 Months                         84%/-56.3% 39.9%/-52.7% 74.8%/-64.8%
Rolling 3 Months                        33.3%/-43.1% 24.7%/-39.7% 34.4%/-53.4%
Average Monthly Returns                         1.2%       0.6%           0.6%
%MonthswithGains                               59.5%      56.5%          55.7%
Correlation
DJUBS                                           0.81       1.00           0.92
S&P-GSCI                                        0.79       0.92           1.00

Annual Returns*
[GRAPHIC OMITTED]

Historical 12 Month Volatility*
[GRAPHIC OMITTED]

*    Source: Deutsche Bank, 2009, Bloomberg. DBLCI-MR has been retrospectively calculated and did not exist prior to February 28, 2003. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI-MR Index would have been lower than the Index as a result of fees and/or costs. Statistics shown is for excess return indices

                                                                               7

DBLCI - Mean Reversion (MR) Excess Return (Cont'd)

Performance Analysis

Monthly Returns Analysis*

                  1999          2000         2001          2002         2003
      Jan         0.97%        4.52%        -1.92%        -0.03%        6.30%
      Feb        -4.86%        2.40%        -1.18%        3.60%         5.33%
      Mar        23.48%        -1.04%       -5.22%        7.20%        -7.21%
      Apr         5.16%        -3.46%        2.71%        0.18%        -5.06%
      May        -8.46%        3.92%        -3.48%        -1.00%        9.09%
      Jun        11.47%        -0.80%       -2.74%        3.45%        -0.89%
      Jul         3.69%        -7.03%        3.67%        0.62%         3.02%
      Aug         5.61%        3.92%         1.46%        6.32%         4.26%
      Sep         5.61%        -0.68%       -5.34%        2.63%        -5.14%
      Oct        -6.54%        -1.50%       -2.56%        -4.33%        4.37%
      Nov         3.00%        1.60%        -0.45%        -0.27%        2.94%
      Dec         4.62%        0.92%        -2.20%        7.05%         3.84%
   Ann.Rtn.      48.27%        2.16%        -16.35%       27.73%       21.21%

     2004          2005         2006          2007         2008         2009
     4.32%        -0.54%        5.16%        1.82%         2.28%       -10.77%
     7.09%        6.77%         3.15%        4.33%        11.81%       -2.58%
     2.03%        1.03%        -1.24%        -2.72%        0.07%        4.40%
     1.52%        -4.11%        3.00%        0.27%         4.03%        1.66%
     3.20%        1.03%         3.58%        0.18%         6.17%       12.25%
    -3.36%        -0.41%       -3.88%        5.00%         8.18%        4.54%
     5.15%        3.77%        -0.74%        5.22%        -7.93%        3.11%
    -0.30%        -5.72%       -1.80%        -0.71%       -8.25%       -2.06%
     7.62%        1.78%         3.48%        10.46%       -10.28%      -0.31%
     2.45%        -4.23%       15.12%        9.40%        -20.22%       6.06%
    -3.37%        -1.10%        8.98%        -2.19%       -11.90%       2.77%
    -2.37%        5.47%         0.14%        5.86%        -11.36%
    25.85%        2.96%        39.22%        42.49%       -35.43%      18.80%

Historical Weighting*
[GRAPHIC OMITTED]

 Index Constituents*

       Underlying              Base Weight               Current Weight
      Light Crude                 35.00%                     39.30%
          Corn                    11.25%                     3.97%
         Wheat                    11.25%                     5.67%
          Gold                    10.00%                     0.83%
      Heating Oil                 20.00%                     22.71%
       Aluminium                  12.50%                     27.52%

*    Source: Deutsche Bank, 2008, Bloomberg.

     The DBLCI-MR Index has been retrospectively calculated and did not exist prior to February 28, 2003. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI-MR Index would have been lower than the Index as a result of fees and/or costs.
     Weights of Index Constituents are as of 30-Nov-2009

                                                                               8

DBLCI – Mean Reversion Enhanced (MRE) Excess Return
Relative Value Asset Allocation with Optimized Roll Methodology

Key Features

- **Components:** Tracks the performance of 12 commodity futures: Aluminum, Nickel, Zinc, Copper, Lead, WTI Crude Oil, Natural Gas, Gold, Silver, Corn, Wheat and Soybeans
- **Transparency:** The DBLCI-MRE is a rules-based index with the closing level and weights published daily on Bloomberg (DBLCMREU) and DBIQ
- **Dynamic Weights and Diversification:** Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among twelve of the most liquid futures contracts in four sectors: Energy, Base Metals, Precious Metals, Agriculture. Single commodity allocations are subject to a 35% cap [1] in order to avoid concentration and ensure adequate diversification
- **Rebalancing:** A rebalancing will occur if on the monthly rebalance date, the one-year moving average price of one or more commodities trade +/- 5% than the five-year moving average
- **Optimizing Roll Returns:** Deutsche Bank's proprietary Optimum Yield ("OY") technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

Note:
1 No commodity can have a weight higher than 35%. Only one commodity can have a weight higher than 20%

Deutsche Bank

9

DBLCI - Mean Reversion Enhanced (MRE) Excess Return

Performance Analysis

Index Returns*
[GRAPHIC OMITTED]

Performance Analysis*

January 1999 - November              DBLCI-MR
2009                                 Enhanced        DBLCI-MR     DJUBS
Annualized Returns                   12.9%           13.2%        5.3%
Volatility                           17.5%           20.0%        17.8%
Sharpe Ratio                         0.74            0.66         0.30
Maximum Drawdown                     -55.9%          -62.8%       -57.1%
Start Date                           Jul-08          Jul-08       Jul-08
End Date                             NA              NA           NA
Max MonthlyConsecutive
Loss                                 -53.8%          -59.0%       -54.5%
Start Date                           Jul-08          Jul-08       Jul-08
End Date                             Feb-09          Feb-09       Feb-09
Max/Min                              Returns
Rolling 12 Months                    71.2%/-46.5%    84%/-56.3%   39.9%/-52.7%
Rolling 3 Months                     36%/-37.4%      33.3%/-43.1% 24.7%/-39.7%
Average Monthly Returns              1.1%            1.2%         0.6%
% Months with Gains                  60.3%           59.5%        56.5%
Correlation
DBLCI-MR                             0.86            1.00         0.81
DJUBS                                0.81            0.81         1.00

Annual Returns*
[GRAPHIC OMITTED]

 Historical 12 Month Volatility*
[GRAPHIC OMITTED]

*    Source: Deutsche Bank, 2009, Bloomberg. DBLCI-MRE has been retrospectively calculated and did not exist prior to July 25, 2008. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI-MRE Index would have been lower than the Index as a result of fees and/or costs.

     Statistics shown is for excess return indices

                                                                              10

DBLCI - Mean Reversion Enhanced (MRE) Excess Return (Cont'd)

Performance Analysis

Monthly Returns Analysis*

             1999     2000    2001     2002     2003     2004     2005     2006     2007     2008     2009
Jan          -0.29%   4.22%   -2.56%   0.80%    7.09%    3.57%    -0.81%   4.87%    3.03%    4.92%    -8.36%
Feb          -1.59%   1.47%   -0.85%   2.18%    0.36%    8.30%    8.49%    1.43%    4.50%    12.53%   -2.81%
Mar          11.96%   0.38%   -5.16%   5.56%    -5.26%   3.55%    -0.45%   -0.33%   -2.76%   -0.90%   6.13%
Apr          5.87%    -3.11%  1.73%    -1.28%   -0.72%   -1.78%   -2.30%   4.18%    -0.81%   4.62%    4.37%
May          -7.44%   2.03%   -1.96%   1.29%    6.28%    2.93%    2.07%    2.31%    2.88%    4.98%    14.28%
Jun          6.86%    -0.93%  -1.09%   2.67%    0.15%    -3.30%   -0.10%   -2.58%   -0.21%   10.49%   1.91%
Jul          1.53%    -4.56%  4.20%    -1.49%   2.57%    2.07%    3.49%    0.25%    0.17%    -14.39%  7.63%
Aug          4.73%    3.80%   -0.37%   4.30%    4.20%    1.39%    -5.20%   -2.47%   -1.82%   -6.81%   0.92%
Sep          4.83%    -0.08%  -3.13%   -0.81%   0.38%    3.80%    2.55%    0.68%    8.83%    -10.44%  2.02%
Oct          -1.99%   -2.61%  -3.04%   -0.15%   6.91%    3.38%    -3.15%   10.49%   7.06%    -21.75%  2.54%
Nov          0.03%    1.36%   0.70%    0.70%    1.12%    -0.46%   0.20%    8.75%    -2.76%   -5.49%   0.72%
Dec          2.20%    0.01%   -1.32%   0.99%    6.72%    -1.88%   5.97%    -1.28%   6.63%    -1.75%
Ann.Rtn.     28.49%   1.59%   -12.41%  15.52%   33.19%   23.16%   10.43%   28.54%   26.67%   -26.29%  31.48%

Historical Weighting*
[GRAPHIC OMITTED]

DBLCI-MR Enhanced Index Constituents*
--------------------------------------------------------------------------------
Underlying                                       Base Weight    Current Weight
DBLCI-OY CL (WTI Sweet Light Crude)               35.00%            30.41%
DBLCI NG (Natural Gas)                            5.00%             19.59%
DBLCI-OY MNI (Primary Nickel)                     3.60%             13.94%
DBLCI-OY MZN (Zinc)                               3.60%             11.01%
DBLCI-OY MAL (Aluminium)                          3.60%             7.93%
DBLCI-OY MCU (Copper - Grade A)                   3.60%             4.42%
DBLCI-OY W  (Wheat)                               8.34%             3.06%
DBLCI-OY C (Corn)                                 8.33%             2.95%
DBLCI-OY MPB (Standard Lead)                      3.60%             2.37%
DBLCI-OY S (Soybeans)                             8.33%             2.25%
DBLCI-OY GC (Gold)                                13.60%            1.12%
DBLCI-OY SI (Silver)                              3.40%             0.94%
-------------------------------------------------------------------------------

*Source: Deutsche Bank, 2009, Bloomberg. DBLCI-MRE has been retrospectively calculated and did not exist prior to July 25, 2008. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI-MRE Index would have been lower than the Index as a result of fees and/or costs.
Weights of Index Constituents are as of 30-Nov-2009

                                                                              11

DBLCI – Mean Reversion Enhanced TV15 (MRE15) Excess Return

Relative Value Asset Allocation with Optimized Roll Methodology and Target Volatility

Key Features

- **Components:** Tracks the performance of 12 commodity futures: Aluminum, Nickel, Zinc, Copper, Lead, WTI Crude Oil, Natural Gas, Gold, Silver, Corn, Wheat and Soybeans
- **Transparency:** The DBLCI-MRE15 is a rules-based index with the closing level and weights published daily on Bloomberg (DBLCMTEU) and DBIQ
- **Dynamic Weights and Diversification:** Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among twelve of the most liquid futures contracts in four sectors: Energy, Base Metals, Precious Metals, Agriculture. Single commodity allocations are subject to a 35% cap [1] in order to avoid concentration problem and ensure adequate diversification
- **Rebalancing:** A rebalancing will occur if on the monthly rebalance date, the one-year moving average price of one or more commodities trade +/- 5% than the five-year moving average
- **Optimizing Roll Returns:** Deutsche Bank's proprietary optimum yield ("OY") technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months
- **Target Volatility:** Exposure to the DBLCI-MRE is reset monthly in order to target a realized volatility close to 15%. Exposure = Max (300%, 15% target volatility / 90 day realized volatility)

Note:
1 No commodity can have a weight higher than 35%. Only one commodity can have a weight higher than 20%

Deutsche Bank

12

DBLCI-Mean Reversion Enhanced TV15(MRE TV15) Excess Return
Performance Analysis

Index Returns*
[GRAPHIC OMITTED]

Annual Returns*
[GRAPHIC OMITTED]

Performance Analysis*

January 1999 - November             DBLCI-MRE   DBLCI-MR
2009                                TV15        Enhanced        DJUBS
Annualized Returns                  15.7%       12.9%           5.3%
Volatility                          15.7%       17.5%           17.8%
Sharpe Ratio                        1.00        0.74            0.30
Maximum Drawdown                    -35.0%      -55.9%          -57.1%
Start Date                          Jul-08      Jul-08          Jul-08
End Date                            NA          NA              NA
Max Monthly Consecutive
Loss                                -33.5%      -53.8%          -54.5%
Start Date                          Jul-08      Jul-08          Jul-08
End Date                            Feb-09      Feb-09          Feb-09
Max/Min                             Returns
Rolling 12 Months                   79%/-28.4%  71.2%/-46.5%    39.9%/-52.7%
Rolling 3 Months                    25%/-22.2%  36%/-37.4%      24.7%/-39.7%
Average Monthly Returns             1.3%        1.1%            0.6%
% Months with Gains                 60.3%       60.3%           56.5%
Correlation
DBLCI-MREnhanced                    0.89        1.00            0.81
DJUBS                               0.77        0.81            1.00

Historical 12 Month Volatility*
[GRAPHIC OMITTED]

*Source: Deutsche Bank, 2009, Bloomberg. DBLCI-MRE TV15 has been retrospectively calculated  and did not exist prior to  September  28,  2009.  Accordingly,  the results shown during the  retrospective  periods do not reflect actual  returns.
Past performance is not necessarily  indicative of how the Index will perform in the future.  The  performance of any  investment  product based on the DBLCI-MRE
TV15  Index  would  have been  lower  than the Index as a result of fees  and/or costs.
Statistics shown is for excess return indices

                                                                              13

DBLCI–Mean Reversion Enhanced TV15(MRE TV15) Excess Return

Performance Analysis (Cont'd)

Monthly Returns Analysis*

	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009
Jan	-0.34%	5.98%	-5.05%	1.28%	14.98%	4.39%	-0.94%	7.94%	2.82%	4.03%	-2.90%
Feb	-1.59%	2.69%	-1.70%	3.31%	0.60%	8.89%	10.19%	2.17%	3.88%	9.64%	-0.97%
Mar	11.57%	0.53%	-11.55%	8.97%	-8.58%	4.29%	-0.49%	-0.38%	-2.38%	-0.71%	2.52%
Apr	5.83%	-3.62%	3.20%	-2.21%	-0.98%	-1.83%	-2.48%	4.48%	-0.70%	2.74%	1.77%
May	-7.97%	2.31%	-3.49%	2.13%	8.98%	2.65%	2.15%	2.53%	2.95%	3.02%	6.86%
Jun	7.57%	-1.18%	-1.70%	4.60%	0.20%	-2.80%	-0.11%	-2.68%	-0.23%	6.37%	0.89%
Jul	1.91%	-6.58%	6.56%	-2.48%	3.21%	1.61%	3.33%	0.21%	0.16%	-10.28%	3.42%
Aug	5.86%	5.38%	-0.48%	6.39%	5.52%	1.20%	-4.38%	-1.92%	-1.69%	-4.31%	0.43%
Sep	6.14%	-0.12%	-4.08%	-1.07%	0.55%	3.63%	2.25%	0.55%	8.49%	-5.80%	0.94%
Oct	-2.42%	-4.04%	-4.00%	-0.20%	11.40%	4.16%	-3.21%	8.94%	7.02%	-11.95%	1.38%
Nov	0.04%	2.34%	1.16%	1.11%	1.91%	-0.56%	0.26%	7.41%	-2.84%	-2.27%	0.40%
Dec	2.62%	0.01%	-2.09%	1.83%	8.33%	-2.33%	9.24%	-1.13%	5.65%	-0.62%	
Ann. Rtn.	31.51%	2.96%	-21.83%	25.61%	53.97%	25.18%	15.77%	30.96%	24.84%	-11.82%	15.42%

Historical Exposure of MRE TV15 to MRE and Volatility of MRE*



250%
200%
150%
100%
50%
0%
50%
40%
30%
20%
10%
0%
15.5%
15%
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
Participation(L)
3m MRE Vol(R)
Average MRE vol(R)
Target vol(R)

MRE TV15 Constituents*

Current MRE Weight		54.74%
MRE Underlying	**Base Weight**	**Current Weight**
DBLCI-OY CL (WTI Sweet Light Crude)	35.00%	30.41%
DBLCI NG (Natural Gas)	5.00%	19.59%
DBLCI-OY MNI (Primary Nickel)	3.60%	13.94%
DBLCI-OY MZN (Zinc)	3.60%	11.01%
DBLCI-OY MAL (Aluminium)	3.60%	7.93%
DBLCI-OY MCU (Copper - Grade A)	3.60%	4.42%
DBLCI-OY W (Wheat)	8.34%	3.06%
DBLCI-OY C (Corn)	8.33%	2.95%
DBLCI-OY MPB (Standard Lead)	3.60%	2.37%
DBLCI-OY S (Soybeans)	8.33%	2.25%
DBLCI-OY GC (Gold)	13.60%	1.12%
DBLCI-OY SI (Silver)	3.40%	0.94%

*Source: Deutsche Bank, 2009, Bloomberg. DBLCI-MRE TV15 has been retrospectively calculated and did not exist prior to September 28, 2009. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI-MRE TV15 Index would have been lower than the Index as a result of fees and/or costs.

Deutsche Bank

Weights of Index Constituents are as of 30-Nov-2009

14

DBLCI - Mean Reversion "Plus" (MR+) Excess Return
Relative Value Asset Allocation with a Market Momentum Filter

Key Features

o    Components: Tracks the performance of 6 commodity futures: Aluminum, WTI
     Crude Oil, Heating Oil, Gold, Corn and Wheat

o    Transparency: The DBLCI-MR+ is a rules-based index with the closing level, weights and exposure published daily on Bloomberg (DBLCMPUE) and DBIQ

o    Dynamic Weights: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among six of the most liquid futures contracts in four sectors: Energy, Base Metals, Precious Metals,
     Agriculture

o    Dynamic Allocation: The "Plus" strategy aims to preserve excess returns generated by the DBLCI-MR by adjusting its exposure monthly to reflect upward and downward momentum cycles

o    Rebalancing: A rebalancing will occur whenever one of the commodities undergoes a "trigger event." A trigger event occurs when the one-year moving average price of the commodity trades +/- 5% than the five- year moving average

o    Roll Frequency and Method: Fixed monthly roll for Energy components, fixed yearly roll for Metals and Agriculture components

                                                                              15

DBLCI - Mean Reversion "Plus" (MR +) Excess Return
Performance Analysis

Index Returns*
[GRAPHIC OMITTED]

Annual Returns*
[GRAPHIC OMITTED]

 Performance Analysis*
 J a n u a ry  1 9 9 9  -
 N o v e m b e r
                             D B L C I  -  M R
 2 0 0 9                                     +D B L C I  -  M R         D J U B S
 A n n u a liz e d  R e turn s        1 2 .0%         1 3 .2%            5 .3%
 V o latility                         1 4 .4%         2 0 .0%          1 7 .8%
 S h a rp e  R a tio                    0 .8 3           0 .6 6            0 .3 0
 M a x im u m   D ra w d o w n       -3 3 .0%        -6 2 .8%         -5 7 .1%
 S ta rt  D a te                     J u l-0 8        J u l-0 8         J u l-0 8
 E n d  D a te                             N A              N A               N A
 M a x  M o n th ly  C o n s e c u tiv e
 L o s s                             -2 7 .1%        -5 9 .0%         -5 4 .5%
 S ta rt  D a te                     J u l-0 8        J u l-0 8         J u l-0 8
 E n d  D a te                      N o v -0 8       F e b -0 9        F e b -0 9
 M a x /M in  R e tu rn s
 R o llin                     8 1 .8%   /  -3          -5 6     3 9 .9%   /  -5
 g        1 2  M o n th s               1 .4%  8 4%/     .3%            2 .7%
 R o llin                     2 8 .4%   /  -2 3 3 .3%   /  -4  2 4 .7%   /  -3
 g        3  M o n th s                 6 .7%           3 .1%            9 .7%
 Average Monthly Returns                1 .0%           1 .2%            0 .6%
 %   M o n th s  w ith  G ain s       5 4 .2%         5 9 .5%          5 6 .5%
 C o rre la tio n
 D B L C I  -  M R                      0 .8 4           1 .0 0            0 .8 1
 D J U B S                              0 .6 8           0 .8 1            1 .0 0

Historical 12 Month Volatility*
[GRAPHIC OMITTED]

*Source: Deutsche Bank, 2009, Bloomberg. DBLCI-MR+ has been retrospectively calculated and did not exist prior to June 20, 2007. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI-MR Index would have been lower than the Index as a result of fees and/or costs.

Statistics shown is for excess return indices

                                                                              16

DBLCI - Mean Reversion "Plus" (MR +) Excess Return (Cont'd)
Performance Analysis

Monthly Returns Analysis*

                  1999          2000         2001          2002         2003
      Jan         0.03%        4.52%        -0.82%        -0.37%        6.00%
      Feb        -0.47%        2.40%        -0.54%        0.59%         5.33%
      Mar         1.48%        -1.04%       -0.43%        1.82%        -7.21%
      Apr         3.46%        -3.25%        0.19%        0.56%        -4.81%
      May        -6.05%        3.26%         0.00%        -1.06%        7.06%
      Jun         8.94%        -0.72%        0.00%        0.96%        -0.72%
      Jul         3.15%        -5.41%        0.00%        0.46%         2.41%
      Aug         5.61%        1.14%         0.00%        6.32%         3.38%
      Sep         5.61%        0.12%        -0.71%        2.63%        -4.70%
      Oct        -6.02%        -0.96%       -0.11%        -4.22%        3.50%
      Nov         2.40%        1.02%         0.00%        -0.63%        1.68%
      Dec         4.67%        0.22%         0.00%        5.88%         3.84%
   Ann.Rtn.      23.97%        0.90%        -2.40%        13.21%       15.56%

     2004          2005         2006          2007         2008         2009
     4.32%        -0.37%        3.00%        1.18%         2.24%       -0.59%
     6.67%        3.29%         2.93%        4.41%        11.81%       -0.09%
     2.24%        0.00%        -1.24%        -2.72%        0.07%        0.00%
     1.52%        -3.91%        3.00%        0.32%         4.17%       -0.38%
     3.16%        0.30%         3.58%        -0.39%        5.70%        2.83%
    -3.08%        -0.28%       -3.88%        4.11%         8.18%        1.72%
     4.96%        1.94%        -0.74%        5.22%        -7.93%       -1.69%
    -0.30%        -4.54%       -1.50%        -0.99%       -8.32%       -2.17%
     7.12%        0.69%         0.30%        9.93%        -5.79%       -0.17%
     2.31%        -2.10%        8.63%        9.40%        -7.37%        4.19%
    -3.34%        -0.54%        8.98%        -2.19%       -1.04%        2.37%
    -3.07%        1.17%        -0.11%        5.76%         0.00%
    24.07%        -4.53%       24.53%        38.57%       -0.67%        6.00%

Historical Exposure of MR+ to MR*
[GRAPHIC OMITTED]

MR+ Constituents*

--------------------------------------------------------------------
 Current MR  W eight                                91.67%
 -------------------------------------------------------------------
 M R  Underlying            Base Weight        Current Weight
 -------------------------------------------------------------------
 Light Crude                  35.00%                39.30%
 Corn                         11.25%                3.97%
 W heat                       11.25%                5.67%
 Gold                         10.00%                0.83%
 Heating Oil                  20.00%                22.71%
 Alum inium                   12.50%                27.52%
 -------------------------------------------------------------------

*Source: Deutsche Bank, 2009, Bloomberg. DBLCI-MR+ has been retrospectively calculated and did not exist prior to June 20, 2007. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI-MR Index would have been lower than the Index as a result of fees and/or costs.

Weights of Index Constituents are as of 30-Nov-2009

                                                                              17

Appendix

                                                                              18

Types of Returns in a Commodity Index
Total Return vs. Excess Return

Stock and Bond returns come from two sources:
Underlying price movement
Dividends (Stocks) or Coupons
(Bonds)

Commodity returns come from three sources:
Collateral Yield >   Interest earned on capital held as collateral
Spot Return >        Change in front month futures contract
Roll Return >        Process of buying a futures contract at a premium (negative roll)
                     or discount (positive roll) to the spot price

                  Excess Return =   Spot Return + Roll Return

                  Total Return =    Excess Return + Collateral Yield

Collateral yield of 3-Month U.S. Treasury Bills is added to the DBLCI - MR
Excess Return to create the DBLCI-MR Total Return

                                                                              19

Mean Reversion

- The mean reversion methodology overweights “cheap” commodities and underweights “expensive” commodities based on their respective 5y moving average price vs. 1y moving average price


Energy
Industrial metals
Precious metals
Agriculture

Historical Commodity Allocation of the DBLCI - MR since 2006


100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
Jan-06
Jul-06
Jan-07
Jul-07
Jan-08
Jul-08
Jan-09
Jul-09
Crude Oil
Heating oil
Gold
Aluminium
Wheat
Corn

Heavy investment in Corn and Wheat as agricultural commodities are the most historically undervalued. Captures the 2006 Ags rally. Underweighting in Energy also contributed to good performance as energy prices declined significantly in 2006

In 2008 the index increased its weight to Aluminum and reduced its weight to Energy, which was then at historical highs. In retrospect, while the under-weighting in Energy was a good decision, the overweight in Aluminum was not, as Aluminum prices declined significantly

In 2009 the index was overweight in Aluminum and Oil and gained from rallies in both. However, it was underweight in Gold and missed out on the Gold rally.

DBLCI-MR Out-performance to DBLCI

Year	Outperformance
2005	-10.93%
2006	36.15%
2007	7.82%
2008	4.17%
2009 YTD	8.24%

Note: Past performance is not a guarantee of future results.
The Mean Reversion strategy may not always result in outperformance to benchmark commodity indices.
As a long-only commodity index, if all underlying commodity prices fall, the DBLCI-Mean Reversion will also likely result in a negative performance

Source: Bloomberg. Data is as of 30-Nov-2009. DBLCI and DBLCI-MR are calculated retrospectively prior to their Index Live Dates.

Deutsche Bank

20

Momentum

o    DBLCI-MR Plus TM Excess Return is a dynamic allocation strategy based on the performance of the DBLCI-MR TM Excess Return Index

o    Mandatory rebalancing takes place on a monthly basis

o    At each monthly rebalancing, the allocation in the DBLCI-MR TM Excess
     Return strategy is determined based on the performance of the DBLCI-MR TM
     Excess Return over the previous 12 months

o    Twelve performance indicators are built, reflecting the performance of
     DBLCI-MR TM Excess Return over previous 12-months,11-months, 10-months ...
     3-months, 2-months, 1-month

o    The allocation or component weight to commodities is proportional to the number of times the DBCLI-MR TM Excess Return performance is greater than zero

o    Rules based momentum strategy with no human intervention, only execution

o    The allocation can be as low as 0% and as high as 100%

[GRAPHIC OMITTED]

                                                                              21

Optimized Yield
Contract selection to create an "Optimum Yield"
Contract selection and roll return can have a significant impact in the overall return of the index

o    Deutsche Bank's proprietary optimum yield ("OY") technology rolls into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[GRAPHIC OMITTED]

Longer dated contracts typically have less negative carry when the curve slopes upward (contango)

[GRAPHIC OMITTED]

Shorter dated contracts typically offer greater positive carry when the curve slopes downward (backwardation)

                                                                              22

 Optimized Yield (Cont'd)

Annualized Excess returns from Jan 1999 to Nov 2009. Most Optimum Yield indices have outperformed corresponding front-month rolling indices

Energy sector
[GRAPHIC OMITTED]

Base metals sector
[GRAPHIC OMITTED]

Agriculture sector
[GRAPHIC OMITTED]

Precious metals sector
[GRAPHIC OMITTED]

Source: Bloomberg. Data as of 30 Nov 2009

All indices have been retrospectively calculated and did not exist prior to May
31, 2006. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future.

                                                                              23

Optimized Yield
Available Indices

Commodity	Contract Expiry Date	Bloomberg Ticker
	Energy	
WTI crude oil	22-Jun-10	DBLCOCLE Index
Brent crude oil	15-Sep-10	DBLCYECO Index
Heating oil	28-May-10	DBLCOHOE Index
RBOB gasoline	29-Oct-10	DBLCYERB Index
Gasoil	12-Jul-10	DBLCYEGO Index
Natural gas	27-Aug-10	DBLCYENG Index
	Base Metals	
Aluminum	17-Nov-10	DBLCOALE Index
Copper	17-Mar-10	DBLCYECU Index
Zinc	19-May-10	DBLCYEZN Index
Nickel	18-Aug-10	DBLCYENI Index
Lead	18-Aug-10	DBLCYEPB Index
	Precious Metals	
Gold	28-Apr-10	DBLCOGCE Index
Silver	28-Dec-10	DBLCYESI Index
	Agriculture	
Wheat	14-Jul-10	DBLCOWTE Index
Kansas Wheat	14-Jul-10	DBLCYEKW Index
Corn	14-Dec-10	DBLCOCNE Index
Soybean	12-Nov-10	DBLCYESS Index
Cotton	7-Oct-10	DBLCYECE Index
Sugar	30-Jun-10	DBLCYESB Index
Coffee	19-Mar-10	DBLCYEKC Index
Cocoa	16-Mar-10	DBLCYECC Index

Source: DBIQ, Data as of 30-Nov-2009

Bloomberg Tickers shown are for Excess Return version of the indices

Deutsche Bank

24

Target Volatility

Applying Volatility Targeting to Potentially Control Risk

Monthly rebalancing: Calculated 3rd last business day of the month; Effective first business day of next month

Numerical Example: Volatility Target = **15%**

Step I **Realized Volatility Monitoring** **Based on Last 90 Days Returns**		**Step II** **Volatility Based Participation** **Participation = Target Volatility / Realized Volatility, subject to a max participation of 300%**	**Step III** **Vol Target Index** **Return = Participation x Underlying Index Return**	
Month	3 Month Realized Volatility (annualized %)	Vol Target Allocation (%)	Underlying Index Return (%)	Volatility Target Return (%)
12	10.00	150.00	+5.00	+7.50
13	12.50	120.00	–1.00	–1.20
14	5.00	300.00	+3.00	+9.00
15	7.50	200.00	–2.00	–4.00
16	15.00	100.00	–5.00	–5.00
17	20.00	75.00	+1.00	+0.75
18	30.00	50.00	-10.00	-5.00

Deutsche Bank

25

Comparative Performance Statistics

	Annualized Returns for Excess Return Indices						
	YTD Return*	1 Year Return	3 Year Return	5 Year Return	10 Year Return	Volatility**	Sharpe Ratio***
Beta allocation indices							
DBLCI TM	10.56%	0.38%	-4.77%	-0.18%	8.36%	23.80%	0.35
S&P GSCI TM	12.34%	-2.63%	-11.42%	-7.86%	2.46%	25.83%	0.10
DJ-UBSCI SM	16.42%	11.19%	-7.98%	-2.31%	4.24%	17.89%	0.24
Mean reversion based indices							
DBLCI-MR TM	18.80%	5.31%	3.05%	8.86%	10.55%	19.52%	0.54
DBLCI-MR TM 'Plus'	6.00%	6.00%	13.36%	10.94%	11.23%	14.24%	0.79
DBLCI-MR TM 'Enhanced'	31.48%	29.18%	6.61%	11.32%	11.61%	17.58%	0.66
DBLCI-MR TM 'Enhanced TV15'	15.42%	14.70%	7.89%	13.47%	14.42%	15.52%	0.93
Other asset classes							
Equities (S&P 500)	24.07%	25.39%	-5.78%	0.71%	-0.57%	21.83%	
Fixed Income (US Govt. All Total Return)	1.80%	4.32%	5.49%	5.17%	5.72%	2.82%	

* YTD Return is not annualized

** Volatility is calculated as the annualized volatility of the daily lognormal returns over the last 10 years

*** Sharpe Ratio is calculated as a quotient of 10 Year Return and the Volatility

Statistics shown for "Other asset classes" are using Total Return Indices

All indices have been retrospectively calculated and did not exist prior to their respective Index Live Date. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future.

Source: Bloomberg. Data as of 30 Nov 2009

Deutsche Bank

26

[GRAPHIC OMITTED]

Market Data Sources
Bloomberg Tickers and Index Live Dates:
                                           Bloomberg Ticker    Index Live Date
DBLCI TM Excess Return                     DBLCMACL (Index)    28 Feb 2003
S&P GSCI TM Excess Return                  SPGSCIP (Index)
DJ-UBSCI TM Excess Return                  DJUBS (Index)
DBLCI-MR TM Excess Return                  DBLCMMCL (Index)    28 Feb 2003
DBLCI-MR Plus TM Excess Return             DBLCMPUE (Index)    20 Jun 2007
DBLCI-MR Enhanced TM Excess Return         DBLCMREU (Index)    25 Jul 2008
DBLCI-MR Enhanced TM TV 15 Excess Return   DBLCMTEU (Index)    28 Sep 2009
Equities (S&P 500) Total Return            SPTR (Index)
Fixed Income Total Return                  JHDCGBIG (Index)

                                                                              27

Important Considerations

The information contained in this presentation does not provide personal investment advice. You should consult with independent accounting, tax, legal and regulatory counsel regarding such matters as they may apply to your particular circumstances.

Strategy Risk

The Mean Reversion strategy described herein aims to underweight relatively expensive commodities and overweight relatively inexpensive commodities based on historical commodity prices. However, indices employing the Mean Reversion strategy may not be successful in achieving this desired objective.

The Optimal Roll Yield strategy described herein aims to maximize the potential roll benefits in backwardated markets and minimize potential roll losses in contango markets by purchasing the relevant new futures contracts that would generate the maximum implied roll yield. However, indices employing the Optimal
Roll Yield strategy may not be successful in achieving this desired objective.

The Target Volatility strategy described herein aims to achieve a specified realized volatility in the base index by adjusting the level of participation based on the historical realized volatility of the base index. However, indices employing the Target

Volatility strategy may not be successful in achieving this desired objective.

Commodities are speculative and highly volatile, and the risk of loss from investing in financial instruments linked to commodities or commodity indices can be substantial.

Past Performance

An index's performance is unpredictable, and past performance is not indicative of future performance. We give no representation or warranty as to the future performance of any index or investment.

Some of the indices described herein have very limited performance history.

                                                                              28

Important Considerations (Cont'd)

Backtesting

Backtested, hypothetical or simulated performance results discussed herein have inherent limitations. Unlike an actual historical performances, simulated results are achieved by means of the retroactive application of a backtested model itself designed with the benefit of hindsight. Taking into account historical events, the backtesting of performance also differs from actual account performance because an actual investment strategy may be adjusted any time, for any reason, including a response to material, economic or market factors. The backtested performance includes hypothetical results that do not reflect the deduction of advisory fees, brokerage or other commissions, and any other expenses that a client would have paid or actually paid. Past hypothetical backtest results are neither an indicator nor guarantee of future returns. Actual results will vary, perhaps materially, from the analysis contained herein.

Free Writing Prospectus

Deutsche Bank AG has filed a registration statement (including a prospectus)
with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and only such offering. You may obtain these documents without cost by visiting EDGAR on the
SEC website at www.sec.gov. Alternatively, Deutsche Bank AG, any agent or any dealer participating in the offering will arrange to send you the prospectus if you so request by calling toll-free 1-800-311-4409.

                                                                              29